                                                                   EXHIBIT 99 .1

                                                                      [GSI LOGO]
FOR IMMEDIATE RELEASE

                      GLOBECOMM SYSTEMS INCREASES EXISTING
            FACILITY TO $16.5 MILLION; NEW FACILITY PROVIDES GREATER
                     FLEXIBILITY DURING CURRENT GROWTH PHASE

HAUPPAUGE, N.Y., NOVEMBER 3, 2004 /BUSINESSWIRE/ -- Globecomm Systems Inc.
(NASDAQ: GCOM-News), a global provider of end-to-end value-added satellite-based communications solutions, today announced that the Company has entered into a loan modification agreement with Silicon Valley Bancshares (Nasdaq: SIVB), increasing Globecomm's existing working capital line of credit from $10.5
Million to $16.5 Million.

The credit facility provides greater financial flexibility to support the
Company's current growth. Globecomm utilizes the line of credit to support outstanding letters of credit, bid proposals and performance guarantees.

David Hershberg, Chief Executive Officer and Chairman of Globecomm Systems Inc.,
said, "Over the past twelve months, Globecomm has focused on balance sheet liquidity to support the working capital requirements during the current growth phase of the Company. To that end, we completed a $6.2 million private placement of equity in January and have now increased our existing credit facility to
$16.5 Million. The increase in this facility allows the Company to utilize previously restricted cash, which was set aside in support of letters of credit, bid proposals and performance guarantees. The Company continues to have a solid balance sheet with no debt, including no amounts outstanding under the credit facility."

ABOUT GLOBECOMM SYSTEMS

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication solutions by leveraging its core satellite ground segment systems and network capabilities, with satellite communication services capabilities that are generally provided by its wholly-owned subsidiary, NetSat Express, Inc.
The solutions Globecomm and NetSat offer include general contracted complex communications networks, militarized commercial off the shelf products and services, voice over Internet Protocol (VOIP), video broadcast, business recovery, satellite-based terrestrial restoral, content delivery and other networks on a global basis. Both Globecomm Systems' and NetSat Express'
customers include communications service providers, commercial enterprises,
Internet Service Providers, content providers and government entities.

ABOUT SILICON VALLEY BANK

Silicon Valley Bank provides diversified financial services to emerging growth and mature companies in the technology, life sciences and private equity markets, as well as the premium wine industry. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them,
Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients' success. Founded in 1983 and headquartered in Santa Clara,
Calif., the company serves more than 9,500 clients around the world through 26 domestic offices and two international subsidiaries in the U.K. and India. More information on the company can be found at www.svb.com.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington D.C., Hong Kong, the United Kingdom and the United Arab Emirates.

FOR MORE INFORMATION CONTACT:

David Hershberg: Chairman and Chief Executive Officer 631-231-9800,
Globecomm Systems Inc.
Matthew Byron: Investor Relations 631-457-1301, Globecomm Systems Inc.

Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, NY 11788-3816, USA.
TEL: 631 231-9800, FAX: 631 231-1557;
Email: ir@globecommsystems.com; Web: www.globecommsystems.com.

Certain of the statements contained in this press release may be deemed forward-looking statements. Such statements, and other matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements and matters include risks and other factors detailed, from time to time, in the
Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended
June 30, 2004 and its Quarterly Reports on Form 10-Q, which the Company urges investors to consider. These risks and other factors include, but are not limited to general political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan, reliance on a small number of contracts for a large portion of the Company's revenue, increasing reliance on government contracts and the Company's ability to penetrate emerging markets.